Exhibit 10.18

CONSULTING AGREEMENT

This services agreement (the agreement) is made effective April 23, 2023, by and between Randy Befumo and Bolt Threads Inc., with corporate offices located at 2222 Fifth Street, Berkeley, California.

THE PARTIES AGREE AS FOLLOWS:

1. Scope of Services

1.1 Randy Befumo will provide Bolt Threads, with consulting services as mutually agreed upon and described in the attached statement of work. All consulting services to be provided hereunder will be referred to as services. The parties may use this agreement for multiple statements of work. Each statement of work must reference this agreement.

1.2 Statements of work will be written documents setting forth at a minimum:

a. A complete, sufficiently detailed description of the types of services to be rendered.

b. The applicable billing rates for the services to be rendered (service fees).

c. Any additional terms and conditions to which the parties may agree.

1.3 The parties contemplate that it may be desirable to make changes to the statement(s) of work. Before performing any work associated with any such change, a written change order shall set forth the necessary revisions to the statement(s) of work, and the parties, shall agree in writing that such work constitutes a change from the original statement of work, as amended, and that they further agree to the change provisions set forth in the change order. Each change order shall be numbered serially and executed by Randy Befumo and Bolt Threads Inc.

1.4 Executive staff of Bolt Threads Inc. and Randy Befumo will review the status of the services, statement(s) of work, change orders, invoices and estimates as may be required. A written status report will be produced regarding the review. Randy Befumo and Bolt Threads Inc. agree to execute and maintain copies of these status reports.

2. Obligations

2.1 Bolt Threads Inc. will provide other support services as both the company and Randy Befumo subsequently agree.

3. Services and Fees and Expenses

3.1 Bolt Threads Inc. shall be responsible for all service fees as identified in the applicable statement(s) of work (and change orders, as applicable) as those services are provided.

3.2 Randy Befumo will invoice Bolt Threads Inc. for the service fees twice per calendar month (on or about the 15th and 31st of each month). Bolt Threads Inc. agrees to remit full payment to accounts payable promptly upon its receipt of the invoice.

4. Term and Termination

4.1 This agreement shall commence as of the agreement date above and shall remain in force through April 23, 2023.

5. Proprietary Rights: Confidential information

5.1 Randy Befumo agrees that the work products from the services provided to Bolt Threads Inc. shall be owned by Bolt Threads Inc.. Nothing contained in this section 5.1 shall be construed as prohibiting Randy Befumo from utilizing in any manner, knowledge and experience of a general nature acquired in the performance of services for Bolt Threads Inc..

5.2 Confidential information includes all information identified by a disclosing party as proprietary and confidential, which confidential information shall remain the sole property of the disclosing party unless the ownership of such confidential information is otherwise expressly set forth in the agreement. Items will not be considered confidential information if: (a) available to public other than by a breach of an agreement by the recipient; (b) rightfully received from a third party not in breach of any obligation of any confidentiality; (c) independently developed by one party without access to the confidential information of the other; or (d) rightly known to the recipient at the time of disclosure as verified by its written records.

5.3 Each party agrees that it shall not use for any purpose or disclose to any third party any confidential information of the other party without the express written consent of the other party. Each party agrees to safeguard the confidential information of the other party against use or disclosure other than as authorized by or pursuant to this agreement through measures, and exercising a degree of care, which are at least as protective as those, Randy Befumo or Bolt Threads Inc., as the case may be, exercises in safeguarding the confidentiality of its own proprietary information, but no less than a reasonable degree of care under the circumstances. Each party shall permit access to the confidential information of the other party only to those individuals (a) who have entered into a written nondisclosure agreement with the other party on terms equally as restrictive as those set forth herein, and (b) who require access in performance of their duties to the other party in connection with the other party’s rights under this agreement.

5.4 Each party acknowledges that the wrongful use or disclosure of confidential information of the other party may result in irreparable harm for which there will be no adequate remedy at law. In the event of a breach by the other party or any of its officers, employees or agents of its or their obligations under this Section 5, the non-breaching party may immediately terminate this agreement without liability to the other party, and may bring an appropriate legal action to enjoin such breach, and shall be entitled to recover from the breaching party reasonable legal fees and cost in addition to other appropriate relief.

6. Warranties

6.1 Randy Befumo warrants that the services to be provided under this agreement shall be performed in a professional manner conforming to generally accepted industry standards and practices. Bolt Threads Inc. agrees that Randy Befumo’s sole and exclusive obligation with respect to the services covered by this limited warranty shall be, at Randy Befumo’s sole discretion, to correct the nonconformity or to refund the service fees paid for the affected executive consulting services.

7. General Provisions

7.1 The relationship of Bolt Threads Inc. and Randy Befumo is that of independent contractors. Personnel of both parties are neither agents nor employees of the other party for federal tax purposes or any other purpose whatsoever, and are not entitled to any employee benefits of the other party.

7.2 No delay, failure or default in performance of any obligation by either party, excepting all obligations to make payments hereunder, shall constitute a breach of this agreement to the extent caused by force majeure.

7.3 Any assignment in violation of these terms is void.

7.4 Any controversy or claim arising out of or relating to this agreement, or the breach thereof, shall be conclusively resolved through binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and attorney fees, unless the arbitration award specifically provides otherwise.

7.5 All communications between the parties with respect to any of the provisions of this agreement shall be in writing, and shall be sent by personal delivery, airmail or e-mail to Bolt Threads Inc. or to Randy Befumo as set forth in the preamble of this agreement, until such time as either party provided the other not less than ten (10) days prior written notice of a change of address in accordance with these provisions.

7.6 The validity of this agreement and the rights, obligations and relations of the parties hereunder shall be construed and determined under and in accordance with the laws of the state of California; provided, however, that if any provision of the agreement is determined by a court of competent jurisdiction to be in violation of any applicable law or otherwise invalid or unenforceable, such provision shall to such extent as it shall be determined to be illegal, invalid or unenforceable under such law be deemed null and void, but this agreement shall otherwise remain in full force. After arbitration, as specified in Section 7.4, any suit to enforce any provision of this agreement, or any right, remedy or other matter arising from the arbitration, will be brought exclusively in the state or federal courts located in California. Randy Befumo and Bolt Threads Inc. agree and consent to the venue in and to the in-person jurisdiction of the aforementioned courts.

7.7 Any modification or amendment of any provision of this agreement must be in writing and bear the signature of the duly authorized representatives of both parties. The failure of any party to enforce any right it is granted herein, or to require the performance by the other party hereto of any provision of this agreement, or the waiver by any party of any breach of this agreement, shall not prevent a subsequent exercise or enforcement of such provisions or be deemed a waiver of any subsequent breach of this agreement. All provisions of this agreement which by their own terms take effect upon the termination of this agreement or by their nature survive termination (including without limitation the provisions of Sections 3, 5, 6, 7) shall survive such termination.

7.8 This agreement, all attached schedules and all other agreements referred to herein or to be delivered by the parties pursuant hereto, represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and merges all prior discussions between them and supersedes and replaces any and every other agreement or understanding which may have existed between the parties to the extent that any such agreement or understanding relates to providing services to Bolt Threads Inc.. Bolt Threads Inc. hereby acknowledges that it has not reasonably relied on any other representation or statement that is not contained in this agreement or made by a person or entity other than Randy Befumo. To the extent, if any, that the terms and conditions of Bolt Threads Inc.’s orders or other correspondence are inconsistent with this agreement, this agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized representatives as of the agreement date first above written.

Employer Information
Company name:
Representative name:
Job title:
Signature:	Date:

Consultant Information
Company name (if applicable): N/A
Consultant name: Randy Befumo
Signature:	Date: 04/23/23

Amendment: This agreement is voluntarily entered into and is at-will. That is, either party is free to terminate the consulting agreement at will, at any time, with or without cause. Nothing contained in any company documents shall in any way modify this at-will policy, and the at-will policy cannot be modified in any way by oral or written representation made by anyone employed by Bolt Threads Inc.. Upon termination of this agreement, Randy Befumo must return all documentation, equipment or other materials provided by Bolt Threads Inc. during the term of this agreement.

Statement of Work

This statement of work was made effective April 23, 2023, by and between Randy Befumo and Bolt Threads Inc..

Description of Services:

Billing Rate

Hourly rate of $_200_ / Maximum 40 Hours / Week without Express and Advance Notice

Additional Terms and Conditions:

Estimated completion date: June 30, 2023

Extensible on mutual agreement for 30 days at this date.

Report hours worked on a weekly basis to the CEO and controller for payment.

This statement of work serves as an exhibit to the services agreement.

Randy Befumo will do the following work:

●	Support capital raising activities with advice, presentations and models, acting as “interim CFO”

●	Support asset sale activities with advice, presentations and models, acting as “interim CFO”

●	Help prepare and support Board of Directors presentations

●	Provide advice and counsel on cash management to CEO and controller

Agreed and Accepted:

Company name:
Representative name:
Job title:
Signature:	Date:

Consulting company name (if applicable): N/A
Consultant name:

Signature:	Date:

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